SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13782	25-1615902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue, Wilmerding, Pennsylvania	15148
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 825-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 2, 2013, Westinghouse Air Brake Technologies Corporation (the “Company”) entered into a Second Amendment to Refinancing Credit Agreement (the “Second Amendment”), by and among the Company, each of the Guarantors (as defined in the Second Amendment), the Lenders (as defined in the Second Amendment) and PNC Bank, National Association, as Administrative Agent. The Second Amendment amended the Company’s Refinancing Credit Agreement, dated as of November 7, 2011, which previously was amended by the First Amendment to Refinancing Credit Agreement, dated as of April 5, 2013 (the “First Amendment”). The First Amendment and the Second Amendment are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Refinancing Credit Agreement, dated as of April 5, 2013, by and among Westinghouse Air Brake Technologies Corporation, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent.

10.2	Second Amendment to Refinancing Credit Agreement, dated as of August 2, 2013, by and among Westinghouse Air Brake Technologies Corporation, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Executive President and Chief Financial Officer

Dated: August 5, 2013